Exhibit 10.27

[Cogent Logo]

6715 Kenilworth Avenue Partnership

1015 31st St, NW

Washington, DC  20007

Re:       Extension of Lease Agreement dated Sept 1, 2000 and Amendments dated through August 5, 2003.
Premises: 1015 31st Street, NW, Washington, DC  20007

February 3, 2005

Dear Mr Schaeffer,

In reference to the above subject Lease Agreement between Cogent Communications, Inc. (tenant) and 6715 Kenilworth Avenue Partnership (Landlord), the parties agree that Tenant may by written notice, at least 30 days prior to expiration of lease, extend the lease for one year, with a new expiration date of August 31, 2006.

All other conditions of the Lease, as amended, including rent, remain unchanged.

TENANT: Cogent Communications, Inc.

/s/ Thaddeus G. Weed
Thaddeus G. Weed
Title: Chief Financial Officer

LANDLORD: 6715 Kenilworth Avenue Partnership

/s/ David Schaeffer
David Schaeffer
Title: General Partner